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Exhibit 11 - Calculation of Earnings per Share
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                                                        Three Months Ended                        Nine Months Ended
(In thousands, except per share amounts)    September 26, 1999    September 27, 1998   September 26, 1999    September 27, 1998
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
Basic Earnings per Share:
Income before cumulative effect of a change
  in accounting principle                              $12,366               $ 8,699              $36,083               $24,839
Weighted average shares outstanding                     30,335                29,635               30,156                29,473
                                                       -----------------------------              -----------------------------
Basic earnings per share                               $  0.41               $  0.29              $  1.20               $  0.84
                                                       =============================              =============================
Diluted Earnings per Share:
Income before cumulative effect of a change
  in accounting principle                              $12,366               $ 8,699              $36,083               $24,839
Weighted average shares outstanding                     30,335                29,635               30,156                29,473
Dilutive effect of outstanding common stock options        893                   753                  975                   922
                                                       -----------------------------              -----------------------------
Diluted weighted average shares outstanding             31,228                30,388               31,131                30,395
                                                       -----------------------------              -----------------------------
        Diluted earnings per share                     $  0.40               $  0.29              $  1.16               $  0.82
                                                       =============================              =============================
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